Exhibit 21.01

West Corporation and Subsidiaries

Name	State of Organization	DBAs
West Corporation	Delaware	West Corporation (Delaware)
West Corporation—Delaware
West Corporation of Delaware
West Corporation of Nebraska
InterCall, Inc.	Delaware	Conferencecall.com
The Teleconferencing Center
ECI Conference Call Services
West Conferencing Services, Inc.
InterCall Teleconferencing, Inc.
West Asset Management, Inc.	Delaware	WAM West Asset Management, Inc.
Accent Insurance Recovery Solutions
Accent Cost Containment Solutions
Accent Recovery Solutions
West At Home, LLC	Delaware	West At Home, LLC of Delaware
West Business Services, LLC	Delaware
Dakotah
West Business Services Limited Partnership
West Telemarketing Corporation Outbound
West BPO, Limited Partnership
West Direct, LLC	Delaware	Legal Rewards
Major Savings
Savings Direct
TeleConference USA
West Direct Government Services
West Facilities, LLC	Delaware	Delaware Facilities Corporation
West Notifications Group, Inc.	Delaware	None
A Better Conference, Inc.	Delaware	None
Asset Direct Mortgage, LLC	Delaware	None
BuyDebtCo, LLC	Nevada	None
Centracall Limited	United Kingdom	None
Conferencecall Services India Private Limited	India	None
Cosmosis Corporation	Colorado	None
Genesys (Beijing) Technology Consulting Co., Ltd.	China	None
Genesys (Beijing) Technology Consulting Co., Ltd., Shanghai Branch	Shanghai (branch only—not a separate entity)	None
Genesys Conferencing Aktiebolag	Sweden	None
Genesys Conferencing Aktiebolag, Filial i Finland	Finland (branch only—not a separate entity)	None

Name	State of Organization	DBAs
Genesys Filial Af Genesys Conferencing Ab, Sverige	Denmark (branch only—not a separate entity)	None
Genesys Conferencing Europe SAS	France	None
Genesys Conferencing GmbH	Germany	None
Genesys Conferencing K.K.	Japan	None
Genesys Conferencing Limited	Hong Kong	None
Genesys Conferencing Limited	United Kingdom	None
Genesys Conferencing Ltd.	Canada	None
Genesys Conferencing (NZ) Limited	New Zealand	None
Genesys Conferencing Norsk Avdelning	Norway (branch only—not a separate entity)	None
Genesys Conferencing Pte Ltd	Singapore	None
Genesys Conferencing Pty Ltd	Australia	None
Genesys Conferencing SA	Netherlands (branch only—not a separate entity)	None
Genesys Conferencing SA	Belgium	None
Genesys Conferencing Sdn Bhd	Malaysia	None
Genesys Conferencing ServiÇos de TelecomunicaÇões, Lda	Portugal	None
Genesys Conferencing Sociedad Unipersonal	Spain	None
Genesys Conferencing Srl	Italy	None
Genesys SAS	France	None
InterCall Asia Pacific Holdings Pte. Ltd.	Singapore	None
InterCall Asia Pacific Holdings Pty. Ltd.	Australia	None
InterCall Australia Pty. Ltd.	Australia	None
InterCall Canada, Inc.	Canada	None
InterCall Conferencing Mexico, S. de R.L. de C.V.	Mexico	None
InterCall Conferencing Services, Ltd.	United Kingdom	None
InterCall Conferencing Services Mexico, S. de R.L. de C.V.	Mexico	None
InterCall Deutschland GmbH	Germany	None
InterCall France Holdings SAS	France	None
InterCall France SAS	France	None
InterCall Hong Kong Limited	Hong Kong	None
InterCall Japan KK	Japan	None
InterCall Mexico, S. de R.L.de C.V.	Mexico	None
InterCall New Zealand Limited	New Zealand	None
InterCall Singapore Pte. Ltd.	Singapore	None
InterCall Telecom Ventures, LLC	Delaware	None
Intrado Command Systems, Inc.	New Jersey	None
Intrado Communications Inc.	Delaware	None
Intrado Communications of Virginia Inc.	Virginia	None

Name	State of Organization	DBAs
Intrado Inc.	Delaware	None
Intrado Information Systems Holdings, Inc.	Delaware	None
Intrado International, LLC	Delaware	None
Jamaican Agent Services Limited	Jamaica	None
Legal Connect Limited	United Kingdom	None
Northern Contact, Inc.	Delaware	None
Positron Public Safety Systems Corp.	Georgia	None
Positron Public Safety Systems Inc.	Canada	None
Stargate Management LLC	Colorado	None
Stream57 Corporation	Delaware	None
TeleVox Software, Incorporated	Delaware	None
The Debt Depot, LLC	Delaware	None
TSW Command Systems Inc.	Canada	None
West Asset Purchasing, LLC	Nevada	None
West Contact Services, Inc.	Philippines	None
West Customer Management Group, LLC	Delaware	None
West Direct II, Inc.	Arizona	None
West Education Foundation	Nebraska	None
West Healthcare Receivable Management, Inc.	Nevada	None
West Interactive Corporation	Delaware	None
West International Corporation	Delaware	None
West International Holdings Limited	United Kingdom	None
West Netherlands B.V.	Netherlands	None
West Netherlands Cooperatief U.A.	Netherlands	None
West Netherlands C.V.	Netherlands	None
West Receivables LLC	Delaware	None
West Receivables Holdings LLC	Delaware	None
West Receivables Purchasing, LLC	Nevada	None
West Receivable Services, Inc.	Delaware	None
West Telemarketing Canada, ULC	Canada	None
Worldwide Asset Purchasing, LLC	Nevada	None